EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-99196, 33-94974, 333-65799, 333-36159, 333-82418, 333-82416, 333-140539, 333-158287 and 333-169438) of Acorn Energy, Inc. of our report dated March 30, 2016, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, with respect to the consolidated financial statements, which appear in this Form 10-K.

/s/ Friedman LLP

March 30, 2016

East Hanover, New Jersey